Exhibit 99.2

Exhibit B

CHARTER OF THE NOMINATING AND

CORPORATE GOVERNANCE COMMITTEE OF

NOVO INTEGRATED SCIENCES, INC.

Membership

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Novo Integrated Sciences, Inc. (the “Company”) shall consist of three (3) or more directors. Each member of the Committee shall be independent in accordance with the provisions of Rule 10C-1(b)(1) under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NASDAQ Stock Market or any other securities exchange on which any of the Company’s securities are listed, subject to the phase-in periods permitted under the rules of the NASDAQ Stock Market under which the Committee is required to have only one independent member at the time of ceasing to be a Controlled Company, a majority of independent members within 90 days of ceasing to be a Controlled Company and all independent members within one year of ceasing to be a Controlled Company.

The members of the Committee shall be appointed by the Board, based on recommendations from the Nominating and Corporate Governance Committee of the Board (except for the Committee’s first three members). The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

Purpose

The purpose of the Committee is to carry out the responsibilities delegated by the Board relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies and any related matters required by federal securities laws.

Duties and Responsibilities

The Committee shall have the following authority and responsibilities:

a. To determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”).

b. To identify and screen individuals qualified to become members of the Board, consistent with the Director Criteria. The Committee shall consider any director candidates recommended by the Company’s stockholders pursuant to the procedures described in the Company’s proxy statement. The Committee shall also consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents.

c. To select and approve the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

d. To review the Board’s committee structure and composition and to appoint directors to serve as members of each committee and committee chairmen.

e. If a vacancy on the Board and/or any Board committee occurs, to identify and select and approve candidates to fill such vacancy either by election by stockholders or appointment by the Board.

f. To develop and recommend to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence.

g. To review and discuss with management the disclosure regarding the operations of the Committee and director independence, and to recommend that this disclosure be, included in the Company’s proxy statement or annual report on Form 10-K, as applicable.

h. To monitor compliance with the Company’s Code of Ethics and Business Conduct (the “Code”), to investigate any alleged breach or violation of the Code and to enforce the provisions of the Code.

Outside Advisors

The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a director search firm as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation, and oversee the work, of the director search firm. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside counsel and other advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside counsel and any other advisors.

Structure and Operations

The Board shall designate a member of the Committee as the Chairperson. The Committee shall meet at least two (2) times a year at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole and absolute discretion.

ADOPTED: This 5th day of May, 2021